UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2008

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

1-143 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 30, 2008 General Motors Corporation (“GM”) announced that it had suspended purchases of its common stock, par value $1 2/3 per share (the “Common Stock”), by employees in GM’s Savings-Stock Purchase Plan (“S-SPP”) and the Personal Savings Plan (“PSP”) (collectively the “Plans”). All purchases of Common Stock under the Plans have been suspended because the Plans have now issued all of their registered shares of Common Stock. This suspension is the result of recent unexpectedly high demand among the Plans’ participants due to increased employee interest and a lower market price for the Common Stock. The demand significantly exceeded the usual volume and exhausted the supply of registered stock more quickly than the administrators of the Plans foresaw. Because of this, GM was not able to provide advance notice of the suspension of purchases of Common Stock under the Plans or of the trading blackout. This trading blackout begins immediately and will end when GM files with the Securities and Exchange Commission (the “SEC”) a registration statement registering additional shares. GM expects to file a registration statement with the SEC during the week of November 9, 2008.

Plan participants, other than directors and officers, are not prevented from selling Common Stock through the Plans, or buying or selling Common Stock outside the Plans, during the blackout period. Based on the provisions of the Plans, these participants may also at any time exchange shares in the Common Stock Fund for other investment options or change their contribution election. The contributions of participants currently directed to the GM Common Stock Fund, will be invested in the default fund for the Plan in which they participate, unless they provide new instructions. This means that, until the temporary suspension for Common Stock purchases is removed, that contributions to the S-SPP will be invested in the Pyramis Strategic Balanced Commingled Pool investment option and that contributions to the PSP will be Invested In the Pyramis Active Lifecycle Commingled Pool Investment option closest to the year that the participant will attain the age of 65.

On September 30, 2008, GM sent a notice to its directors and executive officers informing them that a blackout period had commenced. During the blackout period, GM’s directors and executive officers will be prohibited from directly acquiring, disposing of or transferring any equity securities of GM acquired by them in connection with their service and/or employment with GM in such capacities. The notice was sent to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002. In accordance with the unforeseeable circumstance exemption under Section 306(a) GM determined that it was unable to give advance notice of the blackout period to the directors and executive officers. A copy of the notice is attached as Exhibit 99 to the Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d) Exhibits

Exhibit No.	Description	Method of Filing

99	Notice to executive officers and directors of General Motors Corporation dated September 30, 2008	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: September 30, 2008	By:	/s/NICK S. CYPRUS (Nick S. Cyprus Controller and Chief Accounting Officer)